Exhibit 99.1
Fidelity National Information Services, Inc.
Supplemental Financial Schedules
March 19, 2009
     On July 2, 2008, we completed the spin-off of our former lender processing services segment into a separate publicly traded company, Lender Processing Services, Inc., referred to as LPS. Subsequent to the LPS spin-off, we reviewed our reporting and management structure, and beginning with our 2008 Form 10-K, began reporting the results of our operations in four new reporting segments: 1) Financial Solutions, 2) Payment Solutions, 3) International and 4) Corporate and Other.
     Because the operating results of our new reporting segments for each quarter of 2008 will not be reported until we file our Form 10-Q for each of the comparable quarters of 2009, management desires to furnish more timely information to investors to improve the understanding of the Company’s operating performance for the new reporting segments. Management is separately furnishing information which reflects our operating results based on the new reporting segments for the quarterly periods in 2008. The disclosures on the attached schedule are limited to GAAP revenue and operating income and Non-GAAP operating income and EBITDA, as adjusted. This exhibit should be read in conjunction with our Form 8-K furnished on December 5, 2008, which includes more information.
     The purpose of the schedule included in Exhibit 99.1 is to recast our operating results under our new reporting segments by quarter for 2008 in a manner consistent with how FIS will report segment operating results in the first quarter of 2009.
Exhibit Listing
Exhibit A       Recast new reporting segments by quarter for the year ended December 31, 2008.

Exhibit A
FIDELITY NATIONAL INFORMATION SERVICES, INC.
RECAST NEW REPORTING SEGMENTS — UNAUDITED
(In millions)

	Three Months Ended March 31, 2008
	Financial	Payment		Corporate &
	Solutions	Solutions (2)	International	Other (3)	Total
Revenue	$280.4	$373.3	$176.9	$(0.3)	$830.3

Operating expense	(175.3)	(287.9)	(151.3)	(61.4)	(675.9)
Depreciation and amortization	(35.6)	(14.5)	(13.4)	(39.7)	(103.2)

Operating income	69.5	70.9	12.2	(101.4)	51.2

Non GAAP items (1)				26.9	26.9

Non GAAP operating income	69.5	70.9	12.2	(74.5)	78.1

Depreciation and amortization from continuing operations as adjusted	35.6	14.5	13.4	38.4	101.9

EBITDA, as adjusted	$105.1	$85.4	$25.6	$(36.1)	$180.0

	Three Months Ended June 30, 2008
	Financial	Payment		Corporate &
	Solutions	Solutions (2)	International	Other (3)	Total
Revenue	$280.8	$383.4	$206.8	$(1.3)	$869.7

Operating expense	(177.0)	(286.2)	(184.0)	(66.8)	(714.0)
Depreciation and amortization	(25.9)	(9.7)	(15.2)	(47.0)	(97.8)

Operating income	77.9	87.5	7.6	(115.1)	57.9

Non GAAP items (1)				43.7	43.7

Non GAAP operating income	77.9	87.5	7.6	(71.4)	101.6

Depreciation and amortization from continuing operations as adjusted	25.9	9.7	15.2	45.6	96.4

EBITDA, as adjusted	$103.8	$97.2	$22.8	$(25.8)	$198.0

	Three Months Ended September 30, 2008
	Financial	Payment		Corporate &
	Solutions	Solutions (2)	International	Other (3)	Total
Revenue	$300.2	$389.1	$195.4	$(0.7)	$884.0

Operating expense	(171.4)	(283.8)	(168.1)	(41.0)	(664.3)
Depreciation and amortization	(28.5)	(11.4)	(15.0)	(45.0)	(99.9)

Operating income	100.3	93.9	12.3	(86.7)	119.8

Non GAAP items (1)				3.1	3.1

Non GAAP operating income	100.3	93.9	12.3	(83.6)	122.9

Depreciation and amortization from continuing operations as adjusted	28.5	11.4	15.0	45.0	99.9

EBITDA, as adjusted	$128.8	$105.3	$27.3	$(38.6)	$222.8

	Three Months Ended December 31, 2008
	Financial	Payment		Corporate &
	Solutions	Solutions (2)	International	Other (3)	Total
Revenue	$297.4	$384.4	$180.4	$(0.2)	$862.0

Operating expense	(163.1)	(278.1)	(151.4)	(42.5)	(635.1)
Depreciation and amortization	(26.9)	(10.8)	(11.6)	(71.6)	(120.9)

Operating income	107.4	95.5	17.4	(114.3)	106.0

Non GAAP items (1)				26.0	26.0

Non GAAP operating income	107.4	95.5	17.4	(88.3)	132.0

Depreciation and amortization from continuing operations as adjusted	26.9	10.8	11.6	45.6	94.9

EBITDA, as adjusted	$134.3	$106.3	$29.0	$(42.7)	$226.9

	Year Ended December 31, 2008
	Financial	Payment		Corporate &
	Solutions	Solutions (2)	International	Other (3)	Total
Revenue	$1,158.8	$1,530.2	$759.5	$(2.5)	$3,446.0

Operating expense	(686.8)	(1,136.0)	(654.8)	(211.7)	(2,689.3)
Depreciation and amortization	(116.9)	(46.4)	(55.2)	(203.3)	(421.8)

Operating income	355.1	347.8	49.5	(417.5)	334.9

Non GAAP items (1)				99.7	99.7

Non GAAP operating income	355.1	347.8	49.5	(317.8)	434.6

Depreciation and amortization from continuing operations as adjusted	116.9	46.4	55.2	174.6	393.1

EBITDA, as adjusted	$472.0	$394.2	$104.7	$(143.2)	$827.7

(1) Amounts represent charges for restructuring and integration relating to merger and acquisition activities, corporate costs attributable to LPS not allocable to discontinued operations under U.S. Generally Accepted Accounting Principles, incremental transaction costs incurred by the Company directly related to LPS spin-off and impairment charges related to the decline in fair value of a trademark associated with our retail check business.
(2) Includes the Check Services Business which generated revenues of $64.9 million, $66.6 million, $65.2 million and $63.8 million and EBITDA, as adjusted of $2.8 million, $7.1 million, $8.1 million and $7.3 million for the three months ended March 31, June 30, September 30, and December 31, 2008, respectively.
(3) Corporate & Other includes purchase price amortization expense of $36.5 million, $35.5 million, $35.4 million and 35.0 million for the three months ended March 31, June 30, September 30, and December 31, 2008, respectively, related to intangible assets acquired through various Company acquisitions.